UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

——————

FORM 8-K

——————

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026

——————

Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

——————

Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256

(Address of Principal Executive Offices) (Zip Code)

(904) 296-2807

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	DUOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Duos Technologies Group, Inc. (the “Company”) announced that, effective June 8, 2026, Leah Brown, the Company’s Chief Financial Officer, resumed her previous position as Senior Vice President of Accounting. Also effective June 8, 2026, Adrian Goldfarb has been appointed Interim Chief Financial Officer. Mr. Goldfarb will lead a search committee to hire a permanent Chief Financial Officer and the Company expects to announce a replacement within 60 to 90 days.

Mr. Goldfarb has a long experience with the Company. Most recently, he has been Strategic Advisor to the Chief Executive Officer since November 2025. He also has been serving, since March 2026, as President of Duos Technologies, Inc., overseeing the operations and planned divestment of the Company’s rail industry subsidiary. He was Chief Financial Officer of the Company from April 2024 to November 2025, as well as from 2015 to 2022. Mr. Goldfarb served as a Director from April 2010 to November 2020. Effective July 1, 2012, he was appointed as President and Chief Financial Officer of Information Systems Associates, Inc., which merged with Duos Technologies, Inc. in April 2015, upon which he agreed to continue serving the merged company, Duos Technologies Group, Inc., as Chief Financial Officer and Director. Mr. Goldfarb managed the Company’s listing on the Nasdaq Capital Market in 2020. Prior to joining the Company, Mr. Goldfarb served as CFO for Ecosphere Technologies, overseeing growth from $0 to $24 million and profitability. Mr. Goldfarb was also Managing Director of WSI Europe, a division of the Weather Channel from 1998 until 2002. From 2002 to 2007, Mr. Goldfarb served as interim-CFO for MOWIS GmbH, a weather technology media start-up company which was successfully sold to a large European media group. Mr. Goldfarb’s extensive business and financial experience includes 10 years at a subsidiary of Fujitsu where he served as Director of Operations for a new software venture. Mr. Goldfarb started his formal career at IBM and was given responsibility for an account team focused on Latin America and Southeast Asia.

Mr. Goldfarb also currently serves as non-Executive Chairman of GelStat Corporation, a public company engaged in the development, marketing and support of technology for industrial security applications. Mr. Goldfarb is a 40-year technology industry veteran including more than 30 years in information technology and 10 years in the media and communications industry.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: June 8, 2026	By:	/s/ F. Douglas Recker
F. Douglas Recker Chief Executive Officer